                                                            EXHIBIT 10(K)



               Employment Agreement, dated as of May 19, 1995, among Stern's Miracle-Gro Products, Inc. (nka
               Scotts' Miracle-Gro Products, Inc.), The Scotts
               Company and John Kenlon

                              EMPLOYMENT AGREEMENT


          EMPLOYMENT AGREEMENT (this "Agreement"), dated as of May 19, l995, by and among Stern's Miracle-Gro Products, Inc., a New Jersey corporation (the "Company"), The Scotts Company, an Ohio corporation ("Scotts"), and John Kenlon (the "Employee").

          WHEREAS, the Company and Scotts have entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 26, 1995, and amended as of May 1, 1995;

          WHEREAS in connection with the transactions contemplated by the Merger Agreement and in recognition of the Employee's experience and abilities, the Company desires to assure itself of the employment of the Employee in accordance with the terms and conditions provided herein; and

          WHEREAS, the Employee wishes to continue to perform services for the Company in accordance with the terms and conditions provided herein.

          NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

          1. EMPLOYMENT. The Company hereby agrees to employ the Employee, and the Employee hereby agrees to perform services for the Company, on the terms and conditions set forth herein.

          2. TERM. This Agreement is for the three-year period (the "Term") commencing as of the "Effective Time," as defined in the Merger Agreement, and terminating on the third anniversary of such date, or upon the Employee's earlier death, disability or other termination of employment pursuant to
Section 7 hereof; PROVIDED, HOWEVER, that commencing on the second anniversary of the Effective Time and each anniversary thereafter the Term shall automatically be extended for one additional year beyond its otherwise scheduled expiration unless, not later than 30 days prior to any such anniversary, either the Employee or the Company shall have notified the other parties hereto in writing that such extension shall not take effect.

          3. POSITIONS. During the Term, the Employee shall serve as the President of the Company.

          4.   DUTIES AND REPORTING RELATIONSHIP.

               (a) During the Term, the Employee shall, on a full time basis, use his skills and render services to the best of his abilities in supervising and conducting the operations of the Company; PROVIDED, HOWEVER, that, subject to Section 10 hereof, the foregoing shall not prevent the Employee from devoting a portion of his time and efforts to his personal business affairs so long as they do not materially interfere with the performance of his duties hereunder. The Employee shall report directly to the Chief Executive Officer of the Company.

               (b) The Employee shall be permitted to serve on the boards of other for-profit and not-for-profit organizations so long as such activities do not materially interfere with the performance of his duties hereunder.

          5. PLACE OF PERFORMANCE. The Employee shall perform his duties and conduct his business at the offices of the Company, located in Port Washington, New York, except for required travel on the Company's business.

          6.   COMPENSATION AND RELATED MATTERS.

               (a) ANNUAL BASE SALARY. Commencing on the Effective Time, the Company shall pay to the Employee an annual base salary (the "Base Salary") at a rate not less than $195,000, such salary to be paid in conformity with the Company's payroll policies relating to its senior executive officers. The Base Salary may, from time to time, be increased, subject to and in accordance with the performance review procedures for senior executive officers of the Company or Scotts; PROVIDED, HOWEVER, if the Employee's Base Salary is increased, it shall not thereafter be decreased during the Term.

               (b) EXECUTIVE BENEFIT PLANS. During the Term, the Employee shall be entitled to participate in those incentive plans, programs and arrangements which are available to other senior executive officers of the Company or Scotts (the "Benefit Plans"), including, but not limited to,
(i) annual and long-term bonus plans (payments in any given year with respect thereto, collectively, the "Bonus") and (ii) stock option and other equity-based compensation plans now or hereinafter maintained by the Company or Scotts. The Employee shall be provided benefits under the Benefit Plans substantially equivalent (in the aggregate) to the benefits provided to other senior executive officers of the Company or Scotts and on substantially similar terms and conditions as such benefits are provided to other senior executive officers of the Company or Scotts.

               (c) PENSION AND WELFARE BENEFITS. During the Term, the Employee shall be eligible to participate in the pension and retirement plans (the "Pension Plans") provided to other senior executive officers of the Company or Scotts (including, without limitation, Scotts' Pension Plan and Scotts' Excess Benefit Plan), and participate fully in all health benefits, insurance programs and other similar employee welfare benefit arrangements available to other senior executive officers of the Company or Scotts and shall be provided benefits under such plans and arrangements substantially equivalent (in the aggregate) to the benefits provided to other senior executive officers of the Company or Scotts and on substantially similar terms and conditions as such benefits are provided to other senior executive officers of the Company or Scotts. All service with the Company accrued by the Employee during his employment therewith shall be preserved and maintained for eligibility and vesting purposes under the Pension Plans that are maintained by Scotts. This
Section 6(c) is not intended to provide the Employee with a duplication of benefits.

               (d) STOCK OPTIONS. Effective as of the Effective Time, Scotts shall grant to the Employee a non-qualified stock option (the "Option") to acquire 24,000 of Scotts' common shares without par value ("Common Stock"), pursuant to the terms and conditions of Scotts' 1992 Long Term Incentive Plan, or any successor or replacement plan there to (the "Plan"), and pursuant to a stock option agreement which shall provide terms and conditions no less favorable to the Employee than any stock option agreement entered into by and between Scotts and its other senior executive officers.

               (e) FRINGE BENEFITS AND PERQUISITES. During the Term, the Company shall provide to the Employee all of the fringe benefits and perquisites that are provided to other senior executive officers of the Company or Scotts, and the Employee shall be entitled to receive any other fringe benefits or perquisites that become available to other senior executive officers of the Company or Scotts subsequent to the Effective Time. Without limiting the generality of the foregoing, the Company or Scotts shall provide the Employee with the following benefits during the Term: (i) paid vacation, paid holidays and sick leave in accordance with the Company's or Scotts' standard policies for its senior executive officers, which policies shall provide the Employee with benefits no less favorable (in the aggregate) than those provided to other senior executive officers of the Company or Scotts, and (ii) an automobile allowance no less than any such allowance provided to any other senior executive officer of the Company or Scotts.

               (f) BUSINESS EXPENSES. The Employee will be reimbursed for all ordinary and necessary business expenses incurred by him in connection with his employment (including without limitation, expenses for travel and entertainment incurred in conducting or promoting business for the Company) upon submission by the Employee of receipts and other documentation in accordance with the Company's normal reimbursement procedures.

          7. TERMINATION. The Employee's employment hereunder may be terminated without breach of this Agreement only under the following circumstances:

               (a) DEATH. The Employee's employment hereunder shall terminate upon his death.

               (b) DISABILITY. If, as a result of the Employee's incapacity due to physical or mental illness, the Employee shall have been absent from his duties hereunder for the entire period of six consecutive months, and within thirty (30) days after written Notice of Termination (as defined in paragraph
(e) below) is given, shall not have returned to the performance of his duties hereunder, the Company may terminate the Employee's employment hereunder for "Disability."

               (c) CAUSE. The Company may terminate the Employee's employment hereunder for "Cause." For purposes of this Agreement, the Company shall have "Cause" to terminate the Employee's employment hereunder (i) upon the Employee's conviction for the commission of an act or acts constituting a felony under the laws of the United States or any state thereof, or (ii) upon the Employee's willful and continued failure to substantially perform his duties hereunder (other than any such failure resulting from the Employee's incapacity due to physical or mental illness), after written notice has been delivered to the Employee by the Company, which notice specifically identifies the manner in which the Employee has not substantially performed his duties, and the Employee's failure to substantially perform his duties is not cured within ten business days after notice of such failure has been given to the Employee. For purposes of this Section 7(c), no act, or failure to act, on the Employee's part shall be deemed "willful" unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that the Employee's act, or failure to act, was in the best interest of the Company.

               (d) TERMINATION BY THE EMPLOYEE. The Employee may terminate his employment hereunder for "Good Reason." "Good Reason" for termination by the Employee of the Employee's employment shall mean the occurrence (without the Employee's express written consent) of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraph (i), (v), (vi), or (vii) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

               (i) the assignment to the Employee of any duties inconsistent with the Employee's status as a senior executive officer of the Company or a substantial adverse alteration in the nature or status of the Employee's responsibilities;

               (ii) a reduction by the Company of the Base Salary as in effect on the date hereof or as the same may be increased from time to time;

               (iii) the relocation of the Employee's place of performance, by the Company, outside of the New York City metropolitan area;

               (iv) the failure by the Company or Scotts, without the Employee's consent, to pay to the Employee any portion of the Employee's current compensation, or to pay to the Employee any portion of an installment of deferred compensation under any deferred compensation program of the Company or Scotts, within seven (7) days of the date such compensation is due;

               (v) the failure by the Company or Scotts to continue in effect any compensation or benefit plan in which the Employee is entitled to participate which is material to the Employee's total compensation, unless an equitable arrangement has been made with respect to such plan, or the failure by the Company or Scotts to continue the Employee's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Employee's participation relative to other participants;

               (vi) the failure by the Company or Scotts to continue to provide the Employee with benefits substantially similar to those enjoyed by the Employee under any of the Company's or Scotts' pension, life insurance, medical, health and accident, or disability plans in which the Employee is entitled to participate, the taking of any action by the Company or Scotts which would directly or indirectly materially reduce any of such benefits or deprive the Employee of any material fringe benefit or perquisite enjoyed by the Employee, or the failure by the Company or

    Scotts to provide the Employee with the number of paid vacation days to which the Employee is entitled pursuant to this Agreement; or

               (vii) any purported termination of the Employee's employment which is not effected pursuant to a Notice of Termination satisfying the requirement of paragraph (e) below; for purposes of this Agreement, no such purported termination shall be effective.

          The Employee's right to terminate the Employee's employment for Good Reason shall not be affected by the Employee's incapacity due to physical or mental illness. The Employee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

               (e) NOTICE OF TERMINATION. Any termination of the Employee's employment by the Company or by the Employee (other than termination under Section 7(a) hereof) shall be communicated by written Notice of Termination to the other parties hereto in accordance with Section 12 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Employee was guilty of conduct set forth in the definition of Cause herein, and specifying the particulars thereof.

               (f)  DATE OF TERMINATION.  "Date of Termination" shall mean
(i) if the Employee's employment is terminated by his death, the date of his death, (ii) if the Employee's employment is terminated pursuant to paragraph (b) above, thirty (30) days after Notice of Termination is given (provided that the Employee shall not have returned to the performance of his duties on a full-time basis during such thirty (30)-day period), and (iii) if the Employee's employment is terminated pursuant to paragraph (c) or (d) above, the date specified in the Notice of Termination; PROVIDED, HOWEVER, that if within thirty
(30) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other parties that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined. If within fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this Section 7(f)), the party receiving such Notice of Termination notifies the other parties that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence.

               (g) COMPENSATION DURING DISPUTE. If a purported termination occurs during the term of this Agreement, and such termination is disputed in accordance with Section 7(f) hereof, the Company or Scotts shall continue to pay the Employee the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Salary) and. continue the Employee as a participant in all compensation, benefit and insurance plans in which the Employee was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved. Amounts paid under this
Section 7(g) are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

          8.   COMPENSATION UPON TERMINATION OR DURING DISABILITY.

               (a) DISABILITY OR DEATH. During any period that the Employee fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, the Employee shall continue to receive his full Base Salary, as well as other applicable employee benefits provided to other senior executives of the Company or Scotts, as provided in this Agreement, until his employment is terminated pursuant to Section 7(b) hereof. In the event the Employee's employment is terminated pursuant to Section 7(a) or 7(b) hereof, then as soon as practicable thereafter, the Company or Scotts shall pay the Employee or the Employee's Beneficiary (as defined in Section 11(b) hereof), as the case may be, (i) all unpaid amounts, if any, to which the Employee was entitled as of the Date of Termination under Section 6(a) hereof and (ii) all unpaid amounts to which the Employee was then entitled under the Benefit Plans, the Pension Plans and any other unpaid employee benefits, perquisites or other reimbursements (the amounts set forth in clauses (i) and (ii) above being hereinafter referred to as the "Accrued Obligation").

               (b) TERMINATION FOR CAUSE; VOLUNTARY TERMINATION WITHOUT GOOD REASON. If the Employee's employment is terminated by the Company for Cause or by the Employee other than for Good Reason, then the Company or Scotts shall pay all Accrued Obligations to the Employee and neither the Company nor Scotts shall have any further obligations to the Employee under this Agreement.

               (c)  TERMINATION WITHOUT CAUSE; TERMINATION FOR GOOD REASON.  If
(i) the Company shall terminate the Employee's employment, other than for Disability or for Cause, or (ii) the Employee shall terminate his employment for Good Reason, then:

               (1)  the Company or Scotts shall pay to the Employee, within ten
                    (10) days after the Date of Termination, the Accrued Obligations;

               (2)  the Company or Scotts shall pay to the Employee, within ten
                    (10) days after the Date of Termination, a lump sum amount in cash equal to three (3) multiplied by the sum of (i) the Employee's Base Salary as in effect immediately prior to the circumstances giving rise to the Notice of Termination plus
                    (ii) the highest annual Bonus paid to the Employee in respect of the three years preceding the Date of Termination;

               (3) to the extent permitted under the terms and conditions of each applicable plan or arrangement, the Company or Scotts shall pay to the Employee a lump sum payment, in cash, within ten (10) days after the Date of Termination, equal to the Employee's accrued benefits (or the actuarial equivalent if applicable) as of the Date of Termination under the Pension Plans and the Benefit Plans. In addition, to the extent permitted under the terms and conditions of each applicable plan or arrangement, for purposes of computing the benefits payable to the Employee under the Pension Plans and Benefit Plans in which the Employee participated as of the Date of Termination, the Employee shall be treated as if he had continued in employment for three (3) years following the Date of Termination; and

               (4) for a period of three (3) years following the Date of Termination the Company or Scotts shall pay all costs and expenses associated with the continuation of coverage of the Employee (as contemplated under Section 4980B of the Internal Revenue Code of 1986, as amended) under all applicable medical, disability and life insurance plans as existed immediately prior to the circumstances giving rise to the Notice of Termination; PROVIDED, HOWEVER, that such coverage shall be reduced to the extent that the Employee obtains similar coverage paid by a subsequent employer.

          9. NON-DISCLOSURE. The parties hereto agree, recognize and acknowledge that during the Term the Employee shall obtain knowledge of confidential information regarding the business and affairs of the Company. It is therefore agreed that the Employee will respect and protect the confidentiality of all confidential information pertaining to the Company, and will not (i) without the prior written consent of the Company, (ii) unless required in the course of the Employee's employment hereunder, or (iii) unless required by applicable law, rules, regulations or court, governmental or regulatory authority order or decree, disclose in any fashion such confidential information to any person (other than a person who is a director of, or who is employed by, the Company or any subsidiary or who is engaged to render services to the Company or any subsidiary) at any time during the Term.

         10. COVENANT NOT TO COMPETE. (a) Employee hereby agrees that for a period of three (3) years following the termination of this Agreement (other than a termination of the Employee's employment (i) by the Employee for Good Reason, or (ii) by the Company other than for Cause or Disability) (the "Restricted Period") the Employee shall not, directly or indirectly, whether acting individually or through any person, firm, corporation, business or any other entity:

              (i) engage in, or have any interest in any person, firm, corporation, business or other entity (as an officer, director, employee, agent, stockholder or other security holder, creditor, consultant or otherwise) that engages in any business activity where any aspect of the business of the Company is conducted, or planned to be conducted, at any time during the Restricted Period, which business activity is the same as, similar to or competitive with the Company as the same may be conducted from time to time;

              (ii) interfere with any contractual relationship that may exist from time to time of the business of the Company, including, but not limited to, any contractual relationship with any director, officer, employee, or sales agent, or supplier of the Company; or

              (iii) solicit, induce or influence, or seek to induce or influence, any person who currently is, or from time to time may be, engaged or employed by the Company (as an officer, director, employee, agent or independent contractor) to terminate his or her employment or engagement by the Company.

              (b) Notwithstanding anything to the contrary contained herein, Employee, directly or indirectly, may own publicly traded stock constituting not more than three percent (3%) of the outstanding shares of such class of stock of any corporation if, and as long as, Employee is not an officer, director, employee or agent of, or consultant or advisor to, or has any other relationship or agreement with such corporation.

              (c) Employee acknowledges that the non-competition provisions contained in this Agreement are reasonable and necessary, in view of the nature of the Company and his knowledge thereof, in order to protect the legitimate interests of the Company.

         11.  SUCCESSORS; BINDING AGREEMENT.

              (a) The Company and Scotts shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or Scotts, by agreement in form and substance reasonably satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company and Scotts would be required to perform it if no such succession had taken place. Failure of the Company or Scotts to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Employee to compensation from the Company and/or Scotts in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, each of "Company" and "Scotts" shall mean the Company and Scotts; respectively, in each case as hereinbefore defined and any of their respective successors to their businesses and/or assets as aforesaid that executes and delivers the agreement provided for in this Section 11 or that otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

              (b) This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee, or other designee or, if there be no such designee, to the Employee's estate (any of which is referred to herein as a "Beneficiary").

         12. NOTICE. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

                    If to the Company:

                         Stern's Miracle-Gro Products, Inc.
                         800 Port Washington Boulevard
                         Port Washington, New York 11050
                         Attn:     General Counsel

                    If to Scotts:

                         The Scotts Company
                         14111 Scottslawn Road
                         Marysville, Ohio 43201
                         Attn:     General Counsel

                    If to the Employee:

                         John Kenlon
                         21 Rocky Wood Road
                         Manhassett, New York 11030

or to such other address as each party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         13. MISCELLANEOUS. No provisions of this Agreement may be modified, waived or discharged unless such waiver,


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

modification or discharge is agreed to in writing signed by the Employee and such officer of the Company as may be specifically designated by the Board. No waiver by a party hereto at any time of any breach by another party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by the parties which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the state of Ohio without regard to its conflicts of law principles.

         14. VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. To the extent that any of the provisions hereof are inconsistent with the provisions of the Agreement Containing Consent Order and the Agreement to Hold Separate (collectively, the "Consent Order") between Scotts and the Federal Trade Commission, the provisions of the Consent Order shall govern in all respects.

         15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         16. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes any and all other prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.

     IN WITNESS WHEREOF, the parties have executed Agreement as of the date and year first above written.



                                        STERN'S MIRACLE-GRO PRODUCTS, INC.



                                        By/s/ JAMES HAGEDORN
                                          -------------------------------------
                                        Name:
                                        Title:  Exec. V.P.


                                        THE SCOTTS COMPANY



                                        By:/s/ CRAIG WALLEY
                                           ------------------------------------
                                        Name:
                                        Title:



                                        EMPLOYEE



                                        By:/s/ JOHN KENLON
                                           ------------------------------------
                                        JOHN KENLON






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